UNITED STATES
SECURITIES AND EXCHANGE COMMISSION\
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)           October 18, 2006
Martin Marietta Materials, Inc.

(Exact name of registrant as specified in its charter)

North Carolina	001-12744	56-1848578

(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

2710 Wycliff Road, Raleigh, North Carolina	27607

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code           (919) 781-4550
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
In connection with the expiration of the Rights Agreement between Martin Marietta Materials, Inc. (the “Company”) and Wachovia Bank, N.A. (as successor to First Union National Bank of North Carolina), dated October 21, 1996, as amended, and the October 21, 2006 expiration of the associated rights issued thereunder, on September 27, 2006, the Board of Directors of the Company approved the execution of a new Rights Agreement (the “New Rights Agreement”) between the Company and American Stock Transfer & Trust Company, as Rights Agent (the “Rights Agent”).
In connection with the implementation of the New Rights Agreement, on October 19, 2006, the Company filed an Articles of Amendment with Respect to the Junior Participating Class B Preferred Stock of the Company (the “Articles of Amendment”), with the North Carolina Secretary of State pursuant to Sections 55-6-02 and 55-10-06 of the Business Corporation Act of the State of North Carolina. The filing of the Articles of Amendment was authorized by the Board of Directors of the Company on September 27, 2006 in accordance with the Business Corporation Act of the State of North Carolina. The Articles of Amendment authorizes the creation of a new series of 200,000 shares of Junior Participating Class B Preferred Stock, par value $0.01 per share, of the Company, to be reserved for issuance in connection with the New Rights Agreement. A copy of the Articles of Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.
A copy of the New Rights Agreement was filed with the United States Securities and Exchange Commission as Exhibit 4.1 to the Company’s current report on Form 8-K, filed on September 28, 2006.
Item 9.01.      Financial Statements and Exhibits.
(d)      Exhibits.
3.1	Articles of Amendment with Respect to the Junior Participating Class B Preferred Stock of Martin Marietta Materials, Inc., dated as of October 19, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTIN MARIETTA MATERIALS, INC.

Dated: October 19, 2006	By:	/s/ Anne H. Lloyd

Name: Anne H. Lloyd Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
3.1	Articles of Amendment with Respect to the Junior Participating Class B Preferred Stock of Martin Marietta Materials, Inc., dated as of October 19, 2006.